Exhibit 10

                              DYKEMA GOSSETT PLLC
                            400 Renaissance Center
                            Detroit, Michigan 48243

                               October 20, 1997

Board of Trustees
Lindner Investments
7711 Carondelet Avenue, Suite 700
St. Louis, Missouri 63105

Gentlemen:

         Lindner Investments, a Massachusetts business trust (the "Trust") has registered under the Securities Act of 1933, as amended (the "1933 Act"), an indefinite number of shares of beneficial interest, as permitted by Rule 24f-2 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust proposes to file post-effective amendment number 14 (the "Post-Effective Amendment") to its Registration Statement as required by Section 10(a)(3) of the 1933 Act.

         We have examined the Trust's Declaration of Trust on file in the office of the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston. We have also examined a copy of the Trust's Bylaws and such other documents and records as we have deemed necessary for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that the issue and sale of the authorized but unissued Shares of each Series of Lindner Investments have been duly authorized under Massachusetts law. Upon the original issue and sale of the Trust's authorized but unissued Shares and upon receipt of the authorized consideration therefor in an amount not less than the net asset value of the Shares established and in force at the time of their sale, the Shares issued will be validly issued, fully paid and non-assessable shares.

         Lindner Investmens is an entity of the type commonly known as a "Massachusetts business trust". Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Agreement and Declaration of Trust provides for indemnification out of the property of a particular series of shares for all loss and expense of any shareholder of that series held personally liable solely by reason of his being or having been a shareholder. Thus, the risk of shareholder liability is limited to circumstances in which that series of shares itself would be unable to meet its obligations.

         We understand that this opinion is to be used in connection with the filing of the Post-Effective Amendment. We consent to the filing of this opinion with and as a part of the Post-Effective Amendment and to the reference therein to our firm under the caption "Counsel".

                               Very truly yours,

                              DYKEMA GOSSETT PLLC

                          By: /S/  PAUL R. RENTENBACH
                              Paul R. Rentenbach
                             A Member of the Firm